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                                                                       EXHIBIT 5

                                                                         4/25/01

                                                                  EXECUTION COPY

                           STOCK PURCHASE AGREEMENT
                           ------------------------

            STOCK PURCHASE AGREEMENT, dated as of April 25, 2001 (this "Agreement"), among Jerome H. Kern ("JHK") and Mary Rossick Kern ("MRK") (JHK
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and MRK are hereinafter referred to individually as a "Seller" and collectively
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as the "Sellers"), and Ascent Entertainment Group, Inc., a Delaware corporation
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("Buyer").
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                                   RECITALS
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            WHEREAS, Sellers desire to sell and Buyer desires to buy the number of shares of the common stock, par value $0.01 per share (the "Common Stock"),
                                                               ------------
of On Command Corporation, a Delaware corporation (the "Company"), referred to
                                                        -------
herein, all subject to the terms and conditions set forth herein.

            NOW, THEREFORE, for and in consideration of the mutual promises set forth herein, and upon the terms and subject to the conditions hereof, the parties hereto agree as follows:

SECTION 1.  PURCHASE AND SALE
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            1.1  Purchase Price; Payment.
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                 (a)  Subject to the terms and conditions contained herein, each
Seller hereby agrees to sell, transfer and assign to Buyer and Buyer hereby agrees to purchase, acquire and accept from each Seller, the number of shares of Common Stock set forth opposite such Seller's name on Schedule 1 hereto in consideration of the payment to the Sellers of $25,200,000 (the "Purchase
                                                                 --------
Price"), payable to Sellers by wire transfer of immediately available funds as
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specified in Section 1.1(b). The number of Purchased Shares (as defined below)
shall be appropriately adjusted to reflect any stock split, reverse split, stock dividend or other reclassification or reorganization affecting the capital stock of the Company the record date for which occurs after the date hereof and prior to the Closing.

                 (b) At the Closing (as defined below), Buyer shall pay the Purchase Price to Sellers by (i) paying to The Bank of New York ("BNY") that
                                                                  ---
portion of the Purchase Price which is equal to the amount necessary to repay in full all of JHK's obligations and liabilities under the Credit Agreement, dated as of December 29, 2000, by and between JHK and BNY (the "Credit Agreement")
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(which amount will be confirmed with BNY prior to the Closing) and (ii) paying the remainder of the Purchase Price to an account to be designated by JHK at least one business day prior to the Closing. In connection with the payment of the Purchase Price, JHK agrees to reasonably cooperate with Buyer and Liberty Media Corporation ("LMC") and to take such actions as are reasonably necessary
                    ---
in order to (x) obtain confirmation from BNY of the amounts outstanding under the Credit Agreement and (y) obtain the termination of LMC's obligations under the guarantee (the "Guarantee") of JHK's obligations under the Credit Agreement
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made by LMC for the benefit of BNY.
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               (c)  The closing of the purchase and sale of the Purchased Shares
(the "Closing") shall be held at the offices of LMC on May 1, 2001, or at such
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other date and time as the parties may mutually agree. (The date on which the
Closing occurs is referred to as the "Closing Date").
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          1.2  Representations and Warranties of Sellers.
               -----------------------------------------
               (a) JHK represents and warrants to Buyer that: (i) JHK owns the shares of Common Stock set forth opposite his name on Schedule 1 (the "JHK
                                                                       ---
Purchased Shares") free and clear of all security interests, claims, liens and
----------------
encumbrances of any nature, including, but not limited to, any rights of third parties in or to the JHK Purchased Shares arising out of or relating to the application of community property laws or spousal or other rights of a similar nature; (ii) JHK has full power and authority to sell, transfer and assign to Buyer all his right, title and interest in and to the JHK Purchased Shares;
(iii) immediately after the sale, transfer and assignment thereof at the Closing, Buyer will have good title to the JHK Purchased Shares free and clear of all security interests, claims, liens and encumbrances of any nature (other than any arising pursuant to this Agreement or under state or federal securities laws or created by Buyer); (iv) this Agreement has been duly and validly executed and delivered by JHK and, assuming the due execution and delivery thereof by Buyer, is a valid and binding obligation of JHK, enforceable against JHK in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity; and (v) assuming that the JHK Purchased Shares are sold to Buyer in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and from qualification or registration under
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applicable state securities laws, (A) no consent, approval or authorization of, nor any registration, qualification or filing with, any governmental agency or authority or any other person is required on the part of JHK in order for JHK to execute or deliver this Agreement or to sell the JHK Purchased Shares to Buyer at the Closing, and (B) the execution and delivery of this Agreement by JHK and the sale by him of the JHK Purchased Shares to Buyer at the Closing hereunder will not conflict with or result in a breach or violation of, or accelerate the maturity or the date upon which performance must be commenced or completed under, any material agreement to which JHK is a party.

               (b) MRK represents and warrants to Buyer that: (i) MRK owns the shares of Common Stock set forth opposite her name on Schedule 1 (the "MRK
                                                                       ---
Purchased Shares" and, together with the JHK Purchased Shares, the "Purchased
----------------                                                    ---------
Shares") free and clear of all security interests, claims, liens and
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encumbrances of any nature, including, but not limited to, any rights of third parties in or to the MRK Purchased Shares arising out of or relating to the application of community property laws or spousal or other rights of a similar nature; (ii) MRK has full power and authority to sell, transfer and assign to Buyer all her right, title and interest in and to the MRK Purchased Shares;
(iii) immediately after the sale, transfer and assignment thereof at the Closing, Buyer will have good title to the MRK Purchased Shares free and clear of all security interests, claims, liens and encumbrances of any nature (other than any arising pursuant to this Agreement or under state or federal securities laws or created by Buyer); (iv) this Agreement has been duly and validly executed and delivered by MRK and, assuming the due execution and delivery thereof by Buyer, is a valid and binding obligation of MRK, enforceable against MRK in accordance with its terms, except as such enforceability may be limited by

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bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity; and (v) assuming that the MRK Purchased Shares are sold to Buyer in a transaction exempt from registration under the Securities Act and from qualification or registration under applicable state securities laws, (A) no consent, approval or authorization of, nor any registration, qualification or filing with, any governmental agency or authority or any other person is required on the part of MRK in order for MRK to execute or deliver this Agreement or to sell the MRK Purchased Shares to Buyer at the Closing, and (B) the execution and delivery of this Agreement by MRK and the sale by her of the MRK Purchased Shares to Buyer at the Closing hereunder will not conflict with or result in a breach or violation of, or accelerate the maturity or the date upon which performance must be commenced or completed under, any material agreement to which MRK is a party.

                 (c) JHK and MRK jointly and severally represent and warrant to Buyer that they are parties to a valid and enforceable pre-nuptial agreement pursuant to which JHK and MRK have waived any rights each may have to the Purchased Shares owned by the other or to the proceeds of the sale of the Purchased Shares hereunder.

            1.3  Representations of Buyer.  Buyer represents and warrants to
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each Seller that: (a) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and (b) this Agreement has been duly and validly executed and delivered by Buyer, and, assuming the due execution and delivery thereof by each Seller, is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

SECTION 2.  DELIVERIES OF SELLERS AT CLOSING
            --------------------------------

            At the Closing, Sellers will (a) deliver to Buyer a stock certificate or certificates representing the Purchased Shares accompanied by duly executed instruments of transfer in the name of Buyer (or such other permitted assignee of Buyer as shall be designated by Buyer) or duly endorsed in blank, together with stock transfer tax stamps attached and/or (b) deliver to Buyer written confirmation or other evidence reasonably satisfactory to Buyer that the Purchased Shares (other than Purchased Shares for which certificates are being delivered) have been deposited by book entry transfer to an account of Buyer or its designee maintained with a bank, brokerage firm or other financial institution. Buyer shall provide Sellers with written notice identifying such account at least one business day prior to the Closing Date.

SECTION 3.  DELIVERIES OF BUYER AT CLOSING
            ------------------------------

            At the Closing, Buyer will pay the Purchase Price for the Purchased Shares in accordance with Section 1.1(b). In addition, at the Closing Buyer will deliver to JHK (i) the cancelled promissory note of JHK, dated December 29, 2000, in the principal amount of $19,200,000 and (ii) an instrument, reasonably satisfactory to JHK, acknowledging the release of all Collateral (as defined in the Security Agreement, dated as of December 29, 2000, between LMC and JHK (the "Security Agreement")) held by LMC as the Secured Party (as defined in the
 ------------------
Security Agreement) under the Security Agreement.

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SECTION 4.  CONDITIONS OF BUYER'S OBLIGATIONS
            ---------------------------------

            The obligation of Buyer to consummate the purchase of the Purchased Shares contemplated by this Agreement is subject to the satisfaction of the following conditions, any of which may be waived in writing by Buyer:

                 (a)  Proceedings Restrained.  There shall be no statute, rule,
                      ----------------------
order, judgement or decree in effect nor any action, suit, investigation or proceeding, governmental or otherwise, pending against or applicable to Buyer or its subsidiaries seeking to, restrain, enjoin, prevent the consummation of or otherwise challenge the consummation of the transactions contemplated hereby.

                 (b)  Representations and Warranties True and Correct.  Each of
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the representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same effect as if then made.

                 (c)  Deliveries.  Each Seller shall have delivered the
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documents and instruments required pursuant to Section 2, together with a certificate as to the matters referred to in subsection (b) above.

                 (d)  Termination of Guarantee.  Buyer shall have received
                      ------------------------
evidence, reasonably satisfactory to it, that upon payment of the portion of the Purchase Price determined pursuant to Section 1.1(b)(i) to BNY, all liabilities and obligations of LMC under the Guarantee shall be released and such Guarantee shall terminate.

SECTION 5.  CONDITIONS OF SELLER'S OBLIGATIONS
            ----------------------------------

            Each Seller's obligation to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, any of which may be waived in writing by such Seller:

                 (a)  Proceedings Restrained.  There shall be no statute, rule,
                      ----------------------
order, judgement or decree in effect nor any action, suit, investigation or proceeding, governmental or otherwise, pending against or applicable to the Sellers or Buyer or its subsidiaries seeking to, restrain, enjoin, prevent the consummation of or otherwise challenge the consummation of the transactions contemplated hereby.

                 (b)  Representations and Warranties True and Correct.  Each of
                      -----------------------------------------------
the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same effect as if then made.

                 (c)  Deliveries.  Buyer shall have delivered all documents and
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instruments required pursuant to Section 3, together with a certificate, executed by a vice-president of Buyer, as to the matters referred to in subsection (b) above.

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SECTION 6.  COVENANTS
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            6.1  Mutual Covenants.  Each party hereto covenants to the other
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party to exercise its commercially reasonable efforts to perform, comply with, and otherwise satisfy each of the conditions to be satisfied by such party hereunder and obtain all consents required to be obtained by such party for the consummation of the transactions contemplated hereby.

SECTION 7.  MISCELLANEOUS
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            7.1  Governing Law.  This Agreement shall be construed in accordance
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with and governed by the laws of the State of Colorado, without regard to conflicts of laws.

            7.2  Assignments.  No party hereto (or any permitted assignee of
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such party's rights or obligations hereunder) may assign its right or delegate its obligations hereunder without the prior written consent of the other party hereto, except as otherwise permitted by and in accordance with the terms hereof and except that Buyer may assign its rights and obligations hereunder to an entity wholly owned beneficially by Buyer as of the Closing.

            7.3  Counterparts.  This Agreement may be executed in several
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counterparts and as so executed shall constitute one agreement binding on the parties hereto.

            7.4  Further Actions After the Closing.  If, subsequent to the
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Closing Date, further documents are reasonably requested in order to carry out the provisions and purposes of this Agreement, the parties hereto shall execute and deliver such further documents.

            7.5  Severability.  In the event that any part or parts of this
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Agreement shall be held to be unenforceable to its or their full extent, then it is the intention of the parties hereto that such part or parts shall be enforced to the full extent permitted under the laws, and in any event, that all other parts of this Agreement shall remain valid and fully enforceable as if the unenforceable part or parts had never been a part hereof.

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          IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement as of the date first written above.

                                       ASCENT ENTERTAINMENT GROUP, INC.

                                       By: /s/  Elizabeth M. Markowski
                                           ---------------------------------
                                           Name:  Elizabeth M. Markowski
                                           Title:  Senior Vice President

                                           /s/ Jerome H. Kern
                                       -------------------------------------
                                       Jerome H. Kern

                                           /s/ Mary Rossick Kern
                                       -------------------------------------
                                       Mary Rossick Kern

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                                  Schedule 1
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                                                       No. of
                                                       ------
                    Seller                        Purchased Shares
                    ------                        ----------------

                    JHK                              2,225,155


                    MRK                                 20,000

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